                                                             Exhibit 99.1
For Immediate Release
---------------------
January 5, 2005


          NORDSTROM DECEMBER SAME-STORE SALES INCREASE 9.3 PERCENT
          --------------------------------------------------------
   SEATTLE - January 5, 2005 - Nordstrom, Inc. (NYSE: JWN) today reported preliminary sales of $1,046.0 million for the five-week period ending January 1, 2005, an increase of 11.7 percent compared to sales of $936.2 million for the five-week period ending January 3, 2004. Same-store sales increased 9.3 percent.

   Preliminary quarter-to-date sales of $1.7 billion increased 9.5 percent compared to 2003 quarter-to-date sales of $1.6 billion. Quarter-to-date same store-sales increased 6.8 percent.

   Preliminary year-to-date sales of $6.7 billion increased 11.0 percent compared to sales of $6.1 billion in 2003. Year-to-date same-store sales increased 8.5 percent.

SALES RECORDING
   To hear Nordstrom's prerecorded December sales message, please dial (402) 220-6036. This recording will be available for one week.

SALES SUMMARY
(unaudited;        December     December       QTD       QTD       YTD       YTD
 $ in millions)        2004         2003      2004      2003      2004      2003
                  ---------    ---------      ----      ----      ----      ----
Total sales        $1,046.0       $936.2  $1,713.7  $1,564.6  $6,744.7  $6,075.9
Total sales
 percentage change    11.7%        12.3%      9.5%     11.4%     11.0%      8.1%
Same-store sales
 percentage change     9.3%         9.0%      6.8%      8.3%      8.5%      3.9%

Number of stores
 Full-line              94           92
 Rack and other         56           56
 International
 Faconnable
  boutiques             31           31
                       ---          ---
     Total             181          179

Gross square
 footage         19,439,000  19,138,000

GAAP SALES PERFORMANCE
   The additional information provided in this section is to comply with the Securities and Exchange Commission's Regulation G. The Company converted to a 4-5-4 Retail Calendar at the beginning of 2003. Year-to-date results for 2003 include one more day than the year-to-date for 2004. The Company believes that adjusting for this difference provides a more comparable basis from which to evaluate sales performance. The following reconciliation bridges the year-to-date 2003 GAAP sales to the 4-5-4 comparable sales.

                                                              Dollar      % Change      % Change
Sales Reconciliation ($M)       YTD 2003       YTD 2004      Increase   Total Sales    Comp Sales
                                --------       --------      --------   -----------    ----------
        Number of Days GAAP          337            336
                 GAAP Sales     $6,094.1       $6,744.7       $650.6         10.7%          8.2%
    Less Feb. 1, 2003 sales       ($18.2)            --
                                --------       --------
       Reported 4-5-4 sales     $6,075.9       $6,744.7       $668.8         11.0%          8.5%
                               =========      =========
        4-5-4 Adjusted Days          336            336

FUTURE REPORTING DATES
Nordstrom's financial release calendar for the next several months is currently planned as follows:
                  January Sales Release         Thurs., Feb. 3, 2005
                  Fourth Quarter Earnings       Tues., Feb. 15, 2005
                  February Sales Release        Thurs., Mar. 3, 2005
                  March Sales Release           Thurs., April 7, 2005

   Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 150 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 94 full-line stores, 49 Nordstrom Racks, five Faconnable boutiques, one free-standing shoe store, and one clearance store. Nordstrom also operates 31 international Faconnable boutiques, primarily in Europe. Additionally, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its direct mail catalogs.

Investor Contact:
Stephanie Allen, 206-303-3262

Media Contact:
Deniz Anders, 206-373-3038